NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Third-Quarter GAAP Operating Profit Growth of 61%;
Delivers Third-Quarter Core Operating Profit Growth of 11%;
Maintains Full-Year Core Operating Profit Growth Guidance

Louisville, KY (November 2, 2017) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 30, 2017. Third-quarter GAAP EPS was $1.18, an increase of 115%. Third-quarter EPS excluding Special Items was $0.68, an increase of 22%.
GREG CREED COMMENTS
Greg Creed, CEO, said “I’m pleased to report another strong quarter with 11% core operating profit growth and 22% EPS growth excluding special items, as a result of the continued focus on our four key growth drivers. We are maintaining our full-year 2017 guidance and remain on-track with our multi-year transformation strategy. As we celebrate both our 1st anniversary from the spin-off of Yum China and our 20th anniversary as an independent company, I am proud of our accomplishments. I’m especially proud of our ability to leverage our culture to rapidly transform to a more focused, more franchised and more efficient company which delivers more growth to our shareholders.”
THIRD-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 6%, with KFC at 7%, Taco Bell at 6% and Pizza Hut at 3%.
●	We opened 362 net new units for 3% net unit growth.
●
We refranchised 209 restaurants, including 72 KFC, 46 Pizza Hut and 91 Taco Bell units, for gross proceeds of $395 million. We recorded net refranchising gains of $201 million in Special Items. As of quarter end, our global franchise ownership mix increased to 95%.

●	We repurchased 6.6 million shares totaling $501 million at an average price of $75.
●	Foreign currency translation favorably impacted divisional operating profit by $2 million.

% Change
	System Sales	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+7	+4	+4	+14	+13
Pizza Hut Division	+3	+1	+2	(1)	Even
Taco Bell Division	+6	+3	+3	+3	+3
Worldwide	+6	+3	+3	+61	+11

	Third Quarter			Year-to-Date
	2017	2016	% Change	2017	2016	% Change
GAAP EPS	$1.18	$0.55	+115	$2.52	$1.73	+46
Special Items EPS[1]	$0.50	$(0.01)	NM	$0.51	$0.05	NM
EPS Excluding Special Items	$0.68	$0.56	+22	$2.01	$1.68	+20
1See Reconciliation of GAAP results to non-GAAP measurements within this release for further detail of Special Items.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of GAAP results to non-GAAP measurements within this release for further details.

All comparisons are versus the same period a year ago. Effective January 2017, we removed the reporting lags from our international subsidiary fiscal calendars. To accommodate these changes, Yum! Brands now reports on a monthly calendar basis though certain subsidiaries, including our U.S. subsidiaries, continue to be included in our consolidated results on a periodic basis with 3, 3, 3 & 4 four-week periods in each quarter, respectively. Prior year figures in this earnings release have been restated to present comparable results. An 8-K was filed on April 13, 2017 with restated quarterly 2016 results.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
P: 502 874-8300 • www.yum.com/investors

KFC DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	21,063	20,284	+4	N/A	21,063	20,284	+4	N/A
System Sales ($MM)	6,282	5,833	+8	+7	17,688	16,818	+5	+6
Same-Store Sales Growth (%)	+4	+2	NM	NM	+3	+2	NM	NM
Franchise & License Fees ($MM)	296	267	+11	+11	831	761	+9	+10
Restaurant Margin (%)	15.9	15.0	0.9	0.8	15.1	14.4	0.7	0.7
Operating Profit ($MM)	260	230	+14	+13	710	618	+15	+16
Operating Margin (%)	32.8	29.2	3.6	3.9	30.9	26.8	4.1	4.3

Third Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+11	+6	Even
Same-Store Sales Growth	+5	+2	+1

●	KFC Division opened 291 new international restaurants in 51 countries, including 249 units in emerging markets.
●	Operating margin increased 3.6 percentage points driven by refranchising and same-store sales growth.
●	Foreign currency translation favorably impacted GAAP operating profit by $2 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third Quarter (%)	Year-to-Date (%)
Emerging Markets
China[3]	26%	+14	+8
Asia (e.g. Malaysia, Indonesia, Philippines)	6%	+7	+8
Middle East / Turkey / North Africa	5%	(4)	(1)
Latin America (e.g. Mexico, Peru)	4%	+12	+13
Africa	4%	+3	+4
Russia	3%	+22	+24
Thailand	2%	+9	+4
Continental Europe (e.g. Poland)	2%	+15	+17
India	1%	+8	+6
Developed Markets
U.S.	19%	Even	+1
Asia (e.g. Japan, Korea, Taiwan)	7%	(2)	Even
Australia	7%	+6	+8
U.K.	6%	+9	+7
Continental Europe (e.g. France, Germany)	5%	+14	+11
Canada	2%	+4	+4
Latin America (e.g. Puerto Rico)	1%	(2)	(1)

1Refer to www.yum.com/investors/financial-information/financial-reports for a list of the countries within each of the markets.
2Reflects Full Year 2016.
3Includes July, August and September; YUMC Q3 reported results include June, July and August.

PIZZA HUT DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	16,551	16,215	+2	N/A	16,551	16,215	+2	N/A
System Sales ($MM)	2,966	2,884	+3	+3	8,665	8,629	Even	+2
Same-Store Sales Growth (%)	+1	(1)	NM	NM	(1)	(1)	NM	NM
Franchise & License Fees ($MM)	148	145	+2	+2	433	433	Even	+1
Restaurant Margin (%)	1.9	3.5	(1.6)	(1.6)	6.0	7.9	(1.9)	(1.9)
Operating Profit ($MM)	82	84	(1)	Even	250	256	(2)	Even
Operating Margin (%)	40.5	33.3	7.2	7.3	38.0	32.0	6.0	6.3

	Third Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+7	+7	(1)
Same-Store Sales Growth	Even	+4	Even

●	Pizza Hut Division opened 192 new international restaurants in 47 countries, including 144 units in emerging markets.
●
Operating margin increased 7.2 percentage points driven by refranchising partially offset by higher franchise and license expense due to incremental advertising spend associated with the Transformation Agreement.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Third Quarter (%)	Year-to-Date (%)
Emerging Markets
China[3]	17%	+7	+7
Latin America (e.g. Mexico, Peru)	5%	+5	+5
Middle East / Turkey / Africa	4%	(2)	+2
Asia (e.g. Malaysia, Indonesia, Philippines)	4%	+16	+13
India	1%	+7	+7
Continental Europe (e.g. Poland)	1%	+13	+11
Developed Markets
U.S.	48%	(1)	(4)
Asia (e.g. Japan, Korea, Taiwan)	7%	+1	+2
U.K.	5%	+14	+7
Continental Europe (e.g. France, Germany)	4%	+6	+4
Canada	2%	Even	+3
Australia	1%	+35	+25
Latin America (e.g. Puerto Rico)	1%	(2)	Even
1Refer to www.yum.com/investors/financial-information/financial-reports for a list of the countries within each of the markets.
2Reflects Full Year 2016.
3Includes July, August and September; YUMC Q3 reported results include June, July and August.

TACO BELL DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Restaurants	6,738	6,515	+3	N/A	6,738	6,515	+3	N/A
System Sales ($MM)	2,423	2,293	+6	+6	7,058	6,523	+8	+8
Same-Store Sales Growth (%)	+3	+3	NM	NM	+5	+1	NM	NM
Franchise & License Fees ($MM)	124	115	+7	+7	358	327	+9	+9
Restaurant Margin (%)	21.9	21.7	0.2	0.2	22.1	21.7	0.4	0.4
Operating Profit ($MM)	147	143	+3	+3	440	400	+10	+10
Operating Margin (%)	33.3	29.8	3.5	3.5	32.6	29.2	3.4	3.4

●	Taco Bell Division opened 70 new restaurants, including 15 international new restaurants.
●	Operating margin increased 3.5 percentage points driven by refranchising and same-store sales growth partially offset by food and labor inflation.

OTHER ITEMS

●
Year-to-date through the end of the third quarter, we refranchised 574 restaurants, including 143 KFC, 245 Pizza Hut and 186 Taco Bell units, for gross proceeds of $716 million, recording net refranchising gains of $331 million in Special Items.

●
Year-to-date through the end of the third quarter, we repurchased 19.1 million shares totaling $1.3 billion at an average price of $69. As of quarter end, there was $588 million remaining under our current share repurchase authorization.

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Thursday, November 2, 2017. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 93593025.

The call will be available for playback beginning at 11:15 a.m. Eastern Time Thursday, November 2, 2017 through Wednesday, December 6, 2017. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 93593025.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors/events-presentations and selecting “Q3 2017 Yum! Brands, Inc. Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at www.yum.com/investors/financial-information/financial-reports. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; the success of our franchisees and licensees; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 44,000 restaurants in more than 135 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America.  In 2017, Yum! Brands was named to the Dow Jones Sustainability North America Index and among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. The company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer at 888/298-6986
Kelly Knybel, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/17	9/30/16	B/(W)	9/30/17	9/30/16	B/(W)

Company sales	$871	$992	(12)	$2,682	$2,951	(9)
Franchise and license fees and income	565	526	7	1,619	1,519	7
Total revenues	1,436	1,518	(5)	4,301	4,470	(4)

Company restaurant expenses
Food and paper	275	303	10	831	897	7
Payroll and employee benefits	224	260	14	707	780	9
Occupancy and other operating expenses	218	268	18	685	798	14
Company restaurant expenses	717	831	14	2,223	2,475	10

General and administrative expenses	215	270	20	699	767	9
Franchise and license expenses	61	40	(53)	161	145	(12)
Closures and impairment (income) expenses	1	1	74	3	10	77
Refranchising (gain) loss	(201)	(21)	NM	(331)	(75)	NM
Other (income) expense	—	(1)	NM	—	(14)	NM
Total costs and expenses, net	793	1,120	29	2,755	3,308	17

Operating Profit	643	398	61	1,546	1,162	33
Other pension (income) expense	10	(1)	NM	42	(2)	NM
Interest expense, net	109	98	(11)	322	191	(69)
Income from continuing operations before income taxes	524	301	75	1,182	973	22
Income tax provision	106	83	(28)	278	263	(6)
Income from continuing operations	418	218	92	904	710	27
Income from discontinued operations, net of tax	—	422	NM	—	630	NM
Net Income	418	640	(35)	904	1,340	(33)

Effective tax rate from Continuing Operations	20.2%	27.5%	7.3 ppts.	23.5%	27.0%	3.5 ppts.

Basic EPS from Continuing Operations
EPS	$1.21	$0.56	116	$2.58	$1.76	47
Average shares outstanding	345	388	11	351	404	13

Diluted EPS from Continuing Operations
EPS	$1.18	$0.55	115	$2.52	$1.73	46
Average shares outstanding	353	395	11	358	410	13

Basic EPS from Discontinued Operations
EPS	N/A	$1.09	NM	N/A	$1.56	NM
Average shares outstanding	N/A	388	NM	N/A	404	NM

Diluted EPS from Discontinued Operations
EPS	N/A	$1.07	NM	N/A	$1.54	NM
Average shares outstanding	N/A	395	NM	N/A	410	NM

Dividends declared per common share	$—	$0.51		$0.60	$1.43

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/17	9/30/16	B/(W)	9/30/17	9/30/16	B/(W)

Company sales	$498	$520	(4)	$1,465	$1,541	(5)
Franchise and license fees and income	296	267	11	831	761	9
Total revenues	794	787	1	2,296	2,302	—

Company restaurant expenses
Food and paper	172	178	3	504	526	4
Payroll and employee benefits	114	120	5	345	362	5
Occupancy and other operating expenses	133	144	8	395	432	9
Company restaurant expenses	419	442	5	1,244	1,320	6

General and administrative expenses	85	89	5	259	276	6
Franchise and license expenses	29	26	(11)	80	82	2
Closures and impairment (income) expenses	1	—	NM	3	6	51
Other (income) expense	—	—	NM	—	—	NM
Total costs and expenses, net	534	557	4	1,586	1,684	6
Operating Profit	$260	$230	14	$710	$618	15

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.5%	34.2%	(0.3) ppts.	34.4%	34.1%	(0.3) ppts.
Payroll and employee benefits	23.0%	23.2%	0.2 ppts.	23.6%	23.5%	(0.1) ppts.
Occupancy and other operating expenses	26.6%	27.6%	1.0 ppts.	26.9%	28.0%	1.1 ppts.
Restaurant margin	15.9%	15.0%	0.9 ppts.	15.1%	14.4%	0.7 ppts.

Operating margin	32.8%	29.2%	3.6 ppts.	30.9%	26.8%	4.1 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/17	9/30/16	B/(W)	9/30/17	9/30/16	B/(W)

Company sales	$55	$106	(47)	$226	$366	(38)
Franchise and license fees and income	148	145	2	433	433	—
Total revenues	203	251	(19)	659	799	(17)

Company restaurant expenses
Food and paper	16	29	46	65	101	36
Payroll and employee benefits	19	35	45	74	116	36
Occupancy and other operating expenses	19	38	49	73	120	38
Company restaurant expenses	54	102	47	212	337	37

General and administrative expenses	44	55	21	151	170	12
Franchise and license expenses	21	11	(91)	44	35	(27)
Closures and impairment (income) expenses	—	1	NM	—	3	NM
Other (income) expense	2	(2)	NM	2	(2)	NM
Total costs and expenses, net	121	167	28	409	543	25
Operating Profit	$82	$84	(1)	$250	$256	(2)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.0%	28.1%	(0.9) ppts.	28.7%	27.7%	(1.0) ppts.
Payroll and employee benefits	34.4%	33.0%	(1.4) ppts.	32.7%	31.8%	(0.9) ppts.
Occupancy and other operating expenses	34.7%	35.4%	0.7 ppts.	32.6%	32.6%	—
Restaurant margin	1.9%	3.5%	(1.6) ppts.	6.0%	7.9%	(1.9) ppts.

Operating margin	40.5%	33.3%	7.2 ppts.	38.0%	32.0%	6.0 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/17	9/30/16	B/(W)	9/30/17	9/30/16	B/(W)

Company sales	$318	$366	(13)	$991	$1,044	(5)
Franchise and license fees and income	124	115	7	358	327	9
Total revenues	442	481	(8)	1,349	1,371	(2)

Company restaurant expenses
Food and paper	87	96	10	262	270	3
Payroll and employee benefits	91	105	13	288	302	5
Occupancy and other operating expenses	71	86	17	222	246	10
Company restaurant expenses	249	287	13	772	818	6

General and administrative expenses	41	48	15	122	141	14
Franchise and license expenses	6	4	(97)	16	13	(30)
Closures and impairment (income) expenses	—	—	NM	—	1	NM
Other (income) expense	(1)	(1)	NM	(1)	(2)	(69)
Total costs and expenses, net	295	338	13	909	971	6
Operating Profit	$147	$143	3	$440	$400	10

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	27.0%	26.1%	(0.9) ppts.	26.5%	25.9%	(0.6) ppts.
Payroll and employee benefits	28.6%	28.6%	—	29.0%	28.9%	(0.1) ppts.
Occupancy and other operating expenses	22.5%	23.6%	1.1 ppts.	22.4%	23.5%	1.1 ppts.
Restaurant margin	21.9%	21.7%	0.2 ppts.	22.1%	21.7%	0.4 ppts.

Operating margin	33.3%	29.8%	3.5 ppts.	32.6%	29.2%	3.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	9/30/17	12/31/16
ASSETS
Current Assets
Cash and cash equivalents	$980	$725
Accounts and notes receivable, less allowance: $20 in 2017 and $14 in 2016	358	370
Inventories	15	37
Prepaid expenses and other current assets	465	236
Advertising cooperative assets, restricted	181	137
Total Current Assets	1,999	1,505

Property, plant and equipment, net of accumulated depreciation and amortization of $1,761 in
2017 and $1,995 in 2016	1,861	2,113
Goodwill	525	536
Intangible assets, net	116	151
Other assets	304	376
Deferred income taxes	649	772
Total Assets	$5,454	$5,453

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$823	$1,067
Income taxes payable	27	32
Short-term borrowings	372	66
Advertising cooperative liabilities	181	137
Total Current Liabilities	1,403	1,302

Long-term debt	9,479	9,059
Other liabilities and deferred credits	693	704
Total Liabilities	11,575	11,065

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 339 shares and 355 shares issued in 2017 and 2016, respectively	—	—
Retained earnings (accumulated deficit)	(5,817)	(5,158)
Accumulated other comprehensive income (loss)	(304)	(454)
Total Shareholders' Deficit	(6,121)	(5,612)
Total Liabilities and Shareholders' Deficit	$5,454	$5,453
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to Date
	9/30/17	9/30/16
Cash Flows - Operating Activities from Continuing Operations
Net income	$904	$1,340
Income from discontinued operations, net of tax	—	(630)
Depreciation and amortization	195	224
Closures and impairment (income) expenses	3	10
Refranchising (gain) loss	(331)	(75)
Contributions to defined benefit pension plans	(47)	(7)
Deferred income taxes	122	29
Share-based compensation expense	35	42
Changes in accounts and notes receivable	17	31
Changes in inventories	7	6
Changes in prepaid expenses and other current assets	(14)	19
Changes in accounts payable and other current liabilities	(168)	(54)
Changes in income taxes payable	(125)	8
Other, net	120	(7)
Net Cash Provided by Operating Activities from Continuing Operations	718	936

Cash Flows - Investing Activities from Continuing Operations
Capital spending	(228)	(292)
Proceeds from refranchising of restaurants	716	147
Other, net	1	18
Net Cash Provided by (Used in) Investing Activities from Continuing Operations	489	(127)

Cash Flows - Financing Activities from Continuing Operations
Proceeds from long-term debt	1,088	6,900
Repayments of long-term debt	(372)	(310)
Revolving credit facilities, three months or less, net	35	(685)
Short-term borrowings by original maturity
More than three months - proceeds	—	1,400
More than three months - payments	—	(2,000)
Three months or less, net	—	—
Repurchase shares of Common Stock	(1,348)	(4,316)
Dividends paid on Common Stock	(315)	(559)
Debt issuance costs	(32)	(86)
Net transfers from discontinued operations	—	180
Other, net	(85)	(82)
Net Cash Provided by (Used in) Financing Activities from Continuing Operations	(1,029)	442
Effect of Exchange Rate on Cash and Cash Equivalents	42	(8)
Net Increase in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Continuing Operations	220	1,243
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	831	351
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	1,051	1,594

Cash Provided by Operating Activities from Discontinued Operations	$—	$761
Cash Used in Investing Activities from Discontinued Operations	—	(231)
Cash Used in Financing Activities from Discontinued Operations	—	(186)

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present Diluted Earnings Per Share from Continuing Operations excluding Special Items, our Effective Tax Rate excluding Special Items, System Sales and Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation and we use Core Operating Profit for the purposes of evaluating performance internally. Special Items are not included in any of our division segment results, and we believe the elimination of the foreign currency translation impact provides better year-to-year comparability without the distortion of foreign currency fluctuations. The Special Items are described in (b), (c), (d), (e), (f) and (g) in the accompanying notes.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of Diluted Earnings Per Share from Continuing Operations excluding Special Items, our Effective Tax Rate excluding Special Items and Core Operating Profit provide additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended September 30, 2017 and September 30, 2016 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature. System sales and system sales growth include the results of all restaurants regardless of ownership, including company-owned and franchise restaurants that operate our Concepts. Sales of franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe system sales and system sales growth are useful to investors as significant indicators of the overall strength of our business as they incorporate all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

	Quarter ended		Year to date
	9/30/17	9/30/16	9/30/17	9/30/16
Detail of Special Items
Refranchising gain (loss)(b)	$201	$21	$331	$75
YUM's Strategic Transformation Initiatives(c)	(4)	(30)	(15)	(34)
Costs associated with Pizza Hut U.S. Transformation Agreement(d)	(8)	—	(20)	—
Costs associated with KFC U.S. Acceleration Agreement(e)	(4)	—	(12)	(17)
Non-cash charges associated with share-based compensation(f)	—	—	(18)	—
Other Special Items Income (Expense)	5	(1)	3	(3)
Special Items Income (Expense) - Operating Profit	190	(10)	269	21
Special Items - Other Pension Income (Expense)(g)	(1)	—	(23)	—
Special Items Income (Expense) from Continuing Operations before Income Taxes	189	(10)	246	21
Tax Benefit (Expense) on Special Items	(13)	5	(64)	—
Special Items Income (Expense), net of tax	176	(5)	182	21
Average diluted shares outstanding	353	395	358	410
Special Items diluted EPS	$0.50	$(0.01)	$0.51	$0.05

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$643	$398	$1,546	1,162
Special Items Income (Expense)	190	(10)	269	21
Foreign Currency Impact on Reported Operating Profit	2	N/A	(9)	N/A
Core Operating Profit	$451	$408	$1,286	$1,141

KFC Division
GAAP Operating Profit	$260	$230	$710	$618
Foreign Currency Impact on Reported Operating Profit	2	N/A	(5)	N/A
Core Operating Profit	$258	$230	$715	$618

Pizza Hut Division
GAAP Operating Profit	$82	$84	$250	$256
Foreign Currency Impact on Reported Operating Profit	—	N/A	(4)	N/A
Core Operating Profit	$82	$84	$254	$256

Taco Bell Division
GAAP Operating Profit	$147	$143	$440	$400
Foreign Currency Impact on Reported Operating Profit	—	N/A	—	N/A
Core Operating Profit	$147	$143	$440	$400

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		Year to date
	9/30/17	9/30/16	9/30/17	9/30/16
Reconciliation of Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations excluding Special Items
Diluted EPS from Continuing Operations	$1.18	$0.55	$2.52	$1.73
Special Items Diluted EPS	0.50	(0.01)	0.51	0.05
Diluted EPS from Continuing Operations excluding Special Items	$0.68	$0.56	$2.01	$1.68

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	20.2%	27.5%	23.5%	27.0%
Impact on Tax Rate as a result of Special Items	(7.6)%	(0.5)%	0.7%	(0.6)%
Effective Tax Rate excluding Special Items	27.8%	28.0%	22.8%	27.6%

Reconciliation of GAAP Company Sales to System Sales

Consolidated
GAAP Company sales	$871	$992	$2,682	$2,951
Franchise sales	10,800	10,018	30,729	29,019
System sales	$11,671	$11,010	$33,411	$31,970

KFC Division
GAAP Company sales	$498	$520	$1,465	$1,541
Franchise sales	5,784	5,313	16,223	15,277
System sales	$6,282	$5,833	$17,688	$16,818

Pizza Hut Division
GAAP Company sales	$55	$106	$226	$366
Franchise sales	2,911	2,778	8,439	8,263
System sales	$2,966	$2,884	$8,665	$8,629

Taco Bell Division
GAAP Company sales	$318	$366	$991	$1,044
Franchise sales	2,105	1,927	6,067	5,479
System sales	$2,423	$2,293	$7,058	$6,523

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/30/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$794	$203	$442	$(3)	$1,436

Company restaurant expenses	419	54	249	(5)	717
General and administrative expenses	85	44	41	45	215
Franchise and license expenses	29	21	6	5	61
Closures and impairment (income) expenses	1	—	—	—	1
Refranchising (gain) loss	—	—	—	(201)	(201)
Other (income) expense	—	2	(1)	(1)	—
Total costs and expenses, net	534	121	295	(157)	793
Operating Profit (loss)	$260	$82	$147	$154	$643

Quarter Ended 9/30/16	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$787	$251	$481	$(1)	$1,518

Company restaurant expenses	442	102	287	—	831
General and administrative expenses	89	55	48	78	270
Franchise and license expenses	26	11	4	(1)	40
Closures and impairment (income) expenses	—	1	—	—	1
Refranchising (gain) loss	—	—	—	(21)	(21)
Other (income) expense	—	(2)	(1)	2	(1)
Total costs and expenses, net	557	167	338	58	1,120
Operating Profit (loss)	$230	$84	$143	$(59)	$398

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,296	$659	$1,349	$(3)	$4,301

Company restaurant expenses	1,244	212	772	(5)	2,223
General and administrative expenses	259	151	122	167	699
Franchise and license expenses	80	44	16	21	161
Closures and impairment (income) expenses	3	—	—	—	3
Refranchising (gain) loss	—	—	—	(331)	(331)
Other (income) expense	—	2	(1)	(1)	—
Total costs and expenses, net	1,586	409	909	(149)	2,755
Operating Profit (loss)	$710	$250	$440	$146	$1,546

Year to Date 9/30/16	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,302	$799	$1,371	$(2)	$4,470

Company restaurant expenses	1,320	337	818	—	2,475
General and administrative expenses	276	170	141	180	767
Franchise and license expenses	82	35	13	15	145
Closures and impairment (income) expenses	6	3	1	—	10
Refranchising (gain) loss	—	—	—	(75)	(75)
Other (income) expense	—	(2)	(2)	(10)	(14)
Total costs and expenses, net	1,684	543	971	110	3,308
Operating Profit (loss)	$618	$256	$400	$(112)	$1,162

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended September 30, 2017 and 2016 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended September 30, 2017 and 2016 of $201 million and $21 million, respectively, that have been reflected as Special Items. During the years to date ended September 30, 2017 and 2016, we recorded net refranchising gains of $331 million and $75 million, respectively, that have been reflected as Special Items.

The third quarter 2017 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S. The third quarter 2016 net refranchising gains relate primarily to refranchising Pizza Hut and Taco Bell restaurants in the U.S.

(c)
In the fourth quarter of 2016, we announced our plan to transform our business. Major features of the Company's strategic transformation plans involve being more focused on development of our three brands, increasing our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation Initiatives”). During the quarters ended September 30, 2017 and 2016, we recognized Special Item charges of $4 million and $30 million, respectively, related to these initiatives. During the years to date ended September 30, 2017 and 2016, we recognized Special Item charges of $15 million and $34 million, respectively. These costs primarily related to severance and relocation costs that were recorded within G&A.

(d)
On May 1, 2017, we reached an agreement with Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and includes a permanent commitment to incremental advertising contributions by franchisees beginning in 2018. During the quarter and year to date ended September 30, 2017, we recorded Special Item charges of $8 million and $20 million, respectively, for these investments. These amounts were recorded as Franchise and license expenses or G&A.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement, we recognized Special Item charges of $4 million and less than $1 million for the quarters ended September 30, 2017 and 2016, respectively. During the years to date ended September 30, 2017 and 2016, we recognized Special Item charges of $12 million and $17 million, respectively. The majority of these costs were recorded as Franchise and license expenses.

(f)
In connection with the separation of Yum China, we modified certain share-based compensation awards held as part of our Executive Income Deferral Plan in YUM stock to provide one Yum China share-based award for each outstanding YUM share-based award. These Yum China awards may now be settled in cash, as opposed to stock, which requires recognition of the fair value of these awards each quarter within G&A in our Condensed Consolidated Income Statement. During the quarter and year to date ended September 30, 2017, we recorded non-cash Special Item charges of less than $1 million and $18 million, respectively, related to these awards.

(g)
Reflects a non-cash charge of $22 million related to the adjustment of certain historical deferred vested liability balances in our qualified U.S. plan during the first quarter of 2017. Additionally, during the fourth quarter of 2016 the Company allowed certain former employees with deferred vested balances in the YUM Retirement Plan an opportunity to voluntarily elect an early payout of their pension benefits. In connection with this program we incurred an additional Special Items settlement charge of $1 million during the quarter ended September 30, 2017. These charges are recorded in Other pension (income) expense.

(h)
In March 2017, the Financial Accounting Standards Board (“FASB”) issued guidance on the presentation of net periodic pension cost and net periodic postretirement benefit cost. The standard requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations. We early adopted the standard beginning with the quarter ended March 31, 2017 on a retrospective basis and have reported the other components of net benefit costs within Other pension (income) expense for the quarters and years to date ended September 30, 2017 and 2016.

(i)
In March 2016, the FASB issued guidance related to stock-based compensation which is intended to simplify several aspects of the accounting for employee share-based payment transactions, including their income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. We adopted this standard beginning with the quarter ended March 31, 2017. The primary impact of adoption of this standard was that beginning January 1, 2017 we are required to report excess tax benefits associated with share-based compensation, which we previously recognized within Common Stock, within our Income tax provision.